SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2015

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2015, Mr. Jeffrey Ott was appointed to the Board of Directors of ClearSign Combustion Corporation (the “Company”). Mr. Ott was also appointed as the Chairperson of the Audit Committee and a member of the Compensation Committee and the Nominating and Corporate Governance Committee. The Company’s Board of Directors has determined that Mr. Ott qualifies as an independent director as defined under section 5605(a)(2) of the NASDAQ Listing Rules.

Mr. Ott was not appointed as a result of any arrangement or understanding between him and any other persons. Mr. Ott and the Company have not entered into any transaction, nor is any transaction proposed, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

The information regarding the compensation of independent directors is included under “Compensation of Directors” on pages 12 through 13 of the definitive proxy statement filed with the Securities and Exchange Commission on March 18, 2014, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 10, 2015, the Company issued a press release disclosing Mr. Ott’s appointment to the Board of Directors. The Company’s press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing made under the Securities Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued February 10, 2015

99.2	Portions of the Company’s definitive proxy statement filed March 18, 2014 (incorporated by reference into item 5.02 of this report)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2015	CLEARSIGN COMBUSTION CORPORATION

	By:	/s/ James N. Harmon
James N. Harmon
Chief Financial Officer